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                                                                   EXHIBIT 99(d)

                               EXCHANGE OFFER FOR
        7 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE OCTOBER 31, 2005,
      6 3/8% CONVERTIBLE SUBORDINATED DEBENTURES DUE JANUARY 31, 2004, AND
  6% CONVERTIBLE SUBORDINATED DEBENTURES DUE JUNE 10, 2002 IN REGISTERED FORM
                                IN EXCHANGE FOR
      13 3/8% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE DECEMBER 31, 2003

  AND THE SALE OF UP TO $25,000,000 OF 13 3/8% CONVERTIBLE SENIOR SUBORDINATED
                                     NOTES
                         DUE DECEMBER 31, 2003 FOR CASH

     WHICH WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                                PRIOR TO CLOSING

                                       OF

                        COEUR D'ALENE MINES CORPORATION

To Our Clients:

     Enclosed for your consideration is a Preliminary Prospectus, dated June 29, 2001 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Coeur d'Alene Mines Corporation (the "Company") to exchange its 13 3/8% Convertible Senior Subordinated Notes due December 31, 2003 (the "Exchange Notes"), for its outstanding 7 1/4% Convertible Subordinated Debentures due October 31, 2005,
6 3/8% Convertible Subordinated Debentures due January 31, 2004, and 6% Convertible Subordinated Debentures due June 10, 2002, (together, the "Debentures"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. If you tender Debentures in the Exchange Offer, you will have the right to buy additional Exchange Notes for cash at 100% of par (i.e., $1,000 per Exchange Note). Capitalized terms not defined herein are defined in the Prospectus.

     This material is being forwarded to you as the beneficial owner of the Debentures held by us for your account but not registered in your name. A tender of such Debentures may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Debentures held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you elect to tender your Debentures, we will also request instructions regarding indications of interest in purchasing additional Exchange Notes for cash.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Debentures on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M. New York City time (10:00 P.M. London time), on July 27, 2001, unless extended by the Company. Any Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Debentures.

          2. If you elect to tender Debentures in the Exchange Offer, you will have the right to purchase additional Exchange Notes for cash.

          3. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange
             Offer -- Conditions for Completion of the Exchange Offer."
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          4. Any transfer taxes incident to the transfer of Debentures from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          5. The Exchange Offer expires at 5:00 P.M., New York City time (10:00 P.M. London time), on July 27, 2001, unless extended by the Company.

     If you wish to have us tender your Debentures, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. Please DO NOT complete the Letter of Transmittal. It is furnished to you for information only and may not be used directly by you to tender Debentures.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER
                               AND THE CASH OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Coeur d'Alene Mines Corporation with respect to its Debentures.

     This will instruct you to tender the Debentures indicated below (or, if no number is indicated below, all Debentures) held by you for the amount of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Debentures held by you for my account in the principal amounts as indicated below:

        7 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE OCTOBER 31, 2005

              Tender $ ________________________ (principal amount)*

              [ ] I also wish to participate in the Cash Offer.

              Please purchase for my account $[ ____________ ] aggregate principal amount of Exchange Notes being offered at 100% of par in the Cash Offer.

              [ ] I understand that if I do not tender any Debentures, I am not eligible to purchase any Exchange Notes in the Cash Offer.

              Please do not tender any Debentures held by you for any account.

              Dated: ________________________ , 2001

Signature(s):
             -------------------------------------------------------------------

Print name(s) here:
                   -------------------------------------------------------------

(Print Address(es)):
                    ------------------------------------------------------------

(Area Code and Telephone Number(s)):
                                    ---------------------------------

(Tax Identification or Social Security Number(s)):
                                                  --------

*Must be in denominations of $2000 or any integral multiple thereof.

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        6 3/8% CONVERTIBLE SUBORDINATED DEBENTURES DUE JANUARY 31, 2004

              Tender $ ________________________principal amount.*

              [ ] I also wish to participate in the Cash Offer.

              Please purchase for my account $[ ____________ ] aggregate principal amount of Exchange Notes being offered at 100% of par in the Cash Offer.

              [ ] I understand that if I do not tender any Debentures, I am not eligible to purchase any Exchange Notes in the Cash Offer.

              Please do not tender any Debentures held by you for any account.

              Dated: ________________________ , 2001

Signature(s):
             -------------------------------------------------------------------

Print name(s) here:
                   -------------------------------------------------------------

(Print Address(es)):
                    ------------------------------------------------------------

(Area Code and Telephone Number(s)):
                                    ---------------------------------

(Tax Identification or Social Security Number(s)):
                                                  --------

*Must be in denominations of principal amount of $2000 or any integral multiple thereof.

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  6% CONVERTIBLE SUBORDINATED DEBENTURES DUE JUNE 10, 2002 IN REGISTERED FORM

              Tender $ ________________________ principal amount*

              [ ] I also wish to participate in the Cash Offer.

              Please purchase for my account $[ ____________ ] aggregate principal amount of Exchange Notes being offered at 100% of par in the Cash Offer.

              [ ] I understand that if I do not tender any Debentures, I am not eligible to purchase any Exchange Notes in the Cash Offer.

              Please do not tender any Debentures held by you for any account.

              Dated: ________________________ , 2001

Signature(s):
             -------------------------------------------------------------------

Print name(s) here:
                   -------------------------------------------------------------

(Print Address(es)):
                    ------------------------------------------------------------

(Area Code and Telephone Number(s)):
                                    ---------------------------------

(Tax Identification or Social Security Number(s)):
                                                  --------

*Must be in denominations of $1000 or any integral multiple thereof.

     None of the Debentures held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, unless we receive specific contrary instructions we will tender all the Debentures held by us for your account.

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